Exhibit 10.9
Execution Version
NANOSPHERE, INC.
RESTRICTED STOCK PURCHASE AGREEMENT
          RESTRICTED STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of March 16, 2006, by and between Nanosphere, Inc., a Delaware corporation (the “Company”), and Mr. William P. Moffitt, an individual resident in the State of Illinois (“Purchaser”).
RECITALS
     A. Purchaser is President, Chief Executive Officer and a director of the Company.
     B. Purchaser and the Company are parties to that certain Employment Agreement, dated as of July 19, 2004, as amended on the date hereof (the “Employment Agreement”).
     C. The Company desires to sell to Purchaser, and Purchaser desires to purchase, certain shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”), as hereinafter provided, under the Company’s 2000 Equity Incentive Plan, as amended (the “Plan”).
     D. For the purpose of facilitating the purchase of such shares by Purchaser, Purchaser and the Company, simultaneously with the execution and delivery of this Agreement, are entering into a Loan and Security Agreement substantially in the form attached as Exhibit A hereto (the “Loan and Security Agreement”).
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for such other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
     1. Purchase of Shares. The Company hereby agrees to sell to Purchaser, and Purchaser agrees to purchase, on the date of this Agreement (the “Effective Date”), Eight Million (8,000,000) shares of Common Stock (the “Shares”) for eighteen cents ($0.18) per share, for an aggregate purchase price (the “Purchase Price”) of One Million Four Hundred Forty Thousand Dollars ($1,440,000) (the “Transaction”). Payment for the Shares in the amount of the Purchase Price shall be made to the Company upon execution of this Agreement, by the execution and delivery by Purchaser of the Promissory Note substantially in the form attached to the Loan and Security Agreement as Schedule 1 thereto (the “Promissory Note”). All Shares issued hereunder shall be deemed issued to Purchaser as fully paid and nonassessable shares, and Purchaser shall have all rights of a stockholder with respect thereto, including the right to vote, receive dividends (including stock dividends), participate in stock splits or other recapitalizations, and exchange such shares in a merger, consolidation or other reorganization. The Company shall be responsible for and shall pay any and all applicable stock transfer taxes in connection with the Transaction. (The Company does not undertake under this Agreement to pay any other tax, including, without limitation, any tax incurred by Purchaser in connection with the payment of any future dividends paid by the Company on the Shares.)
     2. Closing. The closing of the Transaction shall occur contemporaneously with the execution and delivery of this Agreement. On the Effective Date, Purchaser shall deliver to the Company the Promissory Note duly executed, and the Company shall deliver to Purchaser one or more certificates representing the Shares, free and clear of all liens and encumbrances of any kind, except those required by applicable securities laws, this Agreement, the Loan and Security Agreement and the Promissory Note, registered in such names and in such denominations as Purchaser shall require.
     3. Securities Law Compliance.
          (a) Purchaser Representations and Warranties. Purchaser hereby represents to, acknowledges to and promises (as applicable) the Company as follows:
     (i) the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being issued to Purchaser in reliance upon one or more exemptions from the registration requirements of the Securities Act, including, without limitation, the exemption from such registration provided by Rule 701 promulgated under the Securities Act for stock issuances under compensatory benefit plans such as the Plan;
     (ii) no authority of the United States or any state of the United States has made any finding or determination as to the fairness of an investment in the Common Stock and no such authority has recommended or endorsed or will recommend or endorse the Transaction;
     (iii) the Shares are restricted securities and may not be resold or transferred unless the Shares are first registered under the Securities Act or unless an exemption from such registration is available;
     (iv) Purchaser is acquiring the Shares for Purchaser’s own account, for investment and not with a view to resale or “distribution” (as such term is defined in the Securities Act), except in compliance with the Securities Act; and
     (v) Purchaser is an “Accredited Investor” as defined in Rule 501 promulgated under the Securities Act, by reason of the fact that Purchaser meets the conditions set forth in subparagraphs a(4), a(5) or a(6) thereof.
Purchaser acknowledges that the representations, acknowledgements and promises contained in this Section 3(a) may be relied upon by Company as a basis for the exemption of the issuance of the Shares from the registration requirements of the

Securities Act and applicable state securities laws and shall survive the consummation of the Transaction.
          (b) Legends. Each certificate evidencing the Shares shall bear the following legend, unless, in the opinion of counsel reasonably satisfactory to the Company, such Shares represented by such certificate are no longer subject to such restrictions imposed under applicable securities laws, in which case such legend shall be removed from such certificate:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAW. ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”
     4. No Effect on Employment Agreement. This Agreement and the Transaction are not intended to, and do not, modify, supplement or in any way affect the terms of the Employment Agreement. By entering into this Agreement, or into the Loan and Security Agreement, the Company does not promise or guarantee Purchaser’s employment by the Company for any period of time.
     5. Company Repurchase of Shares. Upon the occurrence of a Triggering Event (as defined below), the Purchaser shall promptly sell to the Company, and the Company shall promptly purchase from the Purchaser, for a price of eighteen cents ($0.18) per Share, such number of Shares as set forth in the following schedule:
     (i) if the Triggering Event occurs prior to July 19, 2006, four million (4,000,000) Shares;
     (ii) if the Triggering Event occurs on or after July 19, 2006, but prior to July 19, 2007, two million (2,000,000) Shares; and
     (iii) if the Triggering Event occurs on or after July 19, 2007, no Shares.
For the purposes of this Section 5, “Triggering Event” means any of the following: (i) Purchaser’s employment by the Company during the term of the Employment Agreement shall have been terminated by the Company for “Cause” (as defined in the Employment Agreement); or (ii) Purchaser’s employment by the Company during the term of the Employment Agreement shall have been terminated by Purchaser without “Good Reason” (as defined in the Employment Agreement).

     6. Stockholders’ Agreements. Purchaser shall sign and become a party to, as of the Effective Date, each of (i) that certain Amended and Restated Stockholders Agreement by and among the Company and certain stockholders of the Company, dated as of June 17, 2005 and (ii) that certain Amended and Restated Stockholders Agreement by and among the Company and certain other stockholders of the Company (a/k/a the “Other Stockholders Agreement”), dated as of June 17, 2005, in each case, on such terms and conditions as set forth therein and in such capacity as a stockholder (as contemplated therein) as the Company may approve.
     7. General Provisions.
          (a) Governing Law. This Agreement shall be construed, interpreted and governed by the laws of the State of Illinois, without regard to the conflicts of law rules thereof.
          (b) Notices. All notices made pursuant to this Agreement shall be in writing and shall be sent by prepaid certified mail, return receipt requested, or by recognized air courier service, addressed as follows:
(i) If to the Company to:
Mr. Stephen G. Wasko
Chief Financial Officer
Nanosphere, Inc.
4088 Commercial Avenue
Northbrook, Illinois 60062
copy to:
Paul, Hastings, Janofsky & Walker LLP
1055 Washington Boulevard
Stamford, Connecticut 06901
Attention: Esteban A. Ferrer, Esq.
(ii) If to Executive to:
Mr. William P. Moffitt
942 Pine Tree Lane
Winnetka, Illinois 60093
or to such other addresses as may hereafter be specified by notice in writing by either of the parties hereto, and shall be deemed given three (3) business days after the date so mailed or sent.
          (c) Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect, so long as the essential terms and conditions of this Agreement for each party hereto remain valid, binding, and enforceable.
          (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
[Signature Page Follows.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

/s/ William P. Moffitt III

MR. WILLIAM P. MOFFITT

NANOSPHERE, INC.

By:	/s/ Mark Slezak

Name:	Mr. Mark Slezak
Title:	Chairman of the Board of Directors
[Signature Page to Restricted Stock Purchase Agreement]

Execution Version
Promissory Note
ONE MILLION FOUR HUNDRED FORTY THOUSAND DOLLARS ($1,440,000)
March 16, 2006
Northbrook, Illinois
     1. Loan. For value received, the receipt and sufficiency of which are hereby acknowledged, Mr. William P. Moffitt, an individual resident in the State of Illinois (“Borrower”), hereby promises to pay to the order of Nanosphere, Inc., a Delaware corporation (“Lender”), on the earlier of (i) the seventh anniversary of the date hereof, (ii) immediately prior to the completion of the Lender’s first underwritten public offering of its securities registered under the Securities Act of 1933, as amended, and (iii) immediately prior to the consummation of a Change in Control (as defined in the Employment Agreement)(the “Maturity Date”), One Million Four Hundred Forty Thousand Dollars ($1,440,000) (the “Loan”), together with interest on the unpaid balance of such amount from the date of this Promissory Note, as provided herein. This Promissory Note is the Promissory Note issued under that certain Loan and Security Agreement by and between Borrower and Lender, of even date herewith (said agreement, as the same may be amended, restated or supplemented from time to time, being herein called the “Agreement”), to which a reference is made for a statement of all of the terms and conditions of the Loan evidenced hereby. Capitalized terms not defined in this Promissory Note shall have the respective meanings assigned to them in the Agreement. This Promissory Note is secured by the Agreement and the Collateral, and is entitled to the benefit of the rights and security provided thereby.
2. Term and Prepayment
          (a) Term. On the Maturity Date, Borrower shall pay to Lender in full, in cash, all outstanding principal and accrued but unpaid interest on the Loan.
          (b) Prepayment. Borrower shall have the right, at any time, upon seven (7) Business Days’ prior written notice to Lender, to prepay all or a portion of the Loan (and any accrued by unpaid interest thereon), without penalty.
     3. Interest
          (a) Rate. Borrower shall pay interest to Lender on the outstanding portion of the Loan at a rate per annum equal to four and fifty-one one-hundredths percent (4.51%). All computations of interest shall be made by Lender on the basis of a three-hundred-and-sixty-day (360) year.
          (b) Payment. Interest shall be payable by Borrower in immediately available United States Dollars, in arrears for the preceding year on each anniversary of the date hereof (or the next succeeding Business Day, if such day is not a Business Day).

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     4. Events of Default. An “Event of Default” shall be deemed to have occurred for the purposes of this Promissory Note, upon the occurrence of any of the following events:
(i)	Non-Payment. Borrower shall have failed for thirty (30) days following receipt of notice of such delinquency from Lender to make to Lender any payment due under this Promissory Note.

(ii)	Involuntary Termination For Cause. Borrower’s employment by Lender during the term of the Employment Agreement shall have been terminated by Lender for “Cause” (as defined in the Employment Agreement); or

(iii)	Voluntary Termination Without Good Reason. Borrower’s employment by Lender during the term of the Employment Agreement shall have been terminated by Borrower without “Good Reason” (as defined in the Employment Agreement).
     5. Remedies. Upon the occurrence of any one or more of the Events of Default specified in this Promissory Note, all amounts then remaining unpaid on this Promissory Note may be declared to be immediately due and payable, all as provided in the Agreement and hereunder.
     6. Waivers
          (a) Defenses. To the fullest extent permitted by applicable law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of the Loan, the Agreement or this Promissory Note; (b) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws.
          (b) No Jury Trial. Borrower hereby waives the right to trial by jury in any action or proceeding under the Agreement or under this Promissory Note.
     7. Governing Law. This Promissory Note shall be construed, interpreted and governed by the laws of the State of Illinois, without regard to the conflicts of law rules thereof.
[Signature page follows.]

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     THE UNDERSIGNED, INTENDING TO BE LEGALLY BOUND, has executed this Promissory Note as of the date first set forth above.
WITNESS

/s/	/s/ WILLIAM P. MOFFITT

Name:	MR. WILLIAM P. MOFFITT
[Signature Page to Promissory Note]

Schedule 2
Stock Certificates

Certificate Number	Number of Shares
24	8,000,000

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